Exhibit 99.1

Archrock Reports Second Quarter 2026 Results

HOUSTON, August 4, 2026 - Archrock, Inc. (NYSE: AROC) (“Archrock” or the “Company”) today reported results for the second quarter 2026.

Second Quarter 2026 Highlights

●Revenue for the second quarter of 2026 was $371.2 million compared to $383.2 million in the second quarter of 2025.
●Net income for the second quarter of 2026 was $66.7 million and EPS was $0.38 compared to $63.4 million and $0.36, respectively, in the second quarter of 2025.
●Adjusted net income (a non-GAAP measure defined below) for the second quarter of 2026 was $66.5 million and adjusted EPS (a non-GAAP measure defined below) was $0.38, compared to $68.4 million and $0.39, respectively, in the second quarter of 2025.
●Adjusted EBITDA (a non-GAAP measure defined below) for the second quarter of 2026 was $212.6 million compared to $212.7 million in the second quarter of 2025.
●Signed a long-term agreement with an existing strategic customer covering approximately 665,000 horsepower, for an eight-year base term with a two-year extension option.
●Declared a quarterly dividend of $0.23 per common share for the second quarter of 2026, approximately 10% higher compared to the second quarter of 2025, resulting in dividend coverage of 3.1x.
●Leverage ratio of 2.6x as of June 30, 2026, down from 3.3x as of June 30, 2025.
●Introduced multi-year growth capital expenditure guidance of $1.4 billion to $1.6 billion cumulatively from 2027 through 2030.
●Tightening full-year 2026 Adjusted EBITDA guidance to a range of $865 million to $885 million compared to prior guidance of $865 million to $915 million.

Management Commentary and Outlook

“The compression market outlook remains highly constructive, driven by durable natural gas demand and a structurally tight compression market continuing to support our expectations for robust long-term growth,” said Brad Childers, Archrock’s President and Chief Executive Officer. “Our Contract Compression business continues to perform at a high level, supported by strong utilization, outstanding profitability and a healthy order book. This demand outlook supports reaffirming 2026 growth capital expenditures of $250 million to $275 million and a multi-year growth capital investment opportunity ranging from $1.4 billion to $1.6 billion cumulatively from 2027 through 2030.

“We are tightening our full-year adjusted EBITDA guidance to primarily reflect near-term costs, including lube oil and timing impacts. This does not reflect a change in demand fundamentals. We remain confident in the strength of our core business and long-term outlook.

“We are focused on maximizing customer service and operational reliability, supporting critical midstream infrastructure tied to long-term growth in LNG exports and power demand, and maintaining a disciplined, returns-based approach to capital allocation. Our continued dividend increases, including five increases over the past two years, reflect our strong confidence in the durability of our long-term cash flow projections. Archrock has sector-leading balance sheet strength and a growing free cash flow profile, which position us well to support our customers’ long-term natural gas infrastructure needs while continuing to create peer-leading and durable shareholder value,” concluded Childers.

Second Quarter 2026 Financial Results

Archrock’s second quarter 2026 net income of $66.7 million included a non-cash long-lived and other asset impairment of $4.9 million. Archrock’s second quarter 2025 net income of $63.4 million included a non-cash long-lived and other asset impairment of $10.8 million and transaction-related costs totaling $6.1 million.

Adjusted EBITDA for the second quarter of 2026 and 2025 included $0.3 million and $4.3 million, respectively, in net gains primarily related to the sale of compression and other assets. Also included in Adjusted EBITDA for the second quarter of 2026 was a debt extinguishment gain of $0.7 million related to the redemption of all outstanding 6.250% senior notes due 2028 on April 1, 2026 (the “2028 Notes”).

Contract Operations

For the second quarter of 2026, contract operations segment revenue totaled $329.3 million, an increase of 3% compared to $318.3 million in the second quarter of 2025. Total operating horsepower at the end of the second quarter of 2026 was 4.5 million compared to 4.7 million at the end of the second quarter of 2025, reflecting period-end fleet utilization of 94.4% and the sale of approximately 165,000 non-strategic operating horsepower since the prior-year period.

Adjusted gross margin for the second quarter of 2026 was $234.6 million, up 6% from $222.2 million in the second quarter of 2025. Adjusted gross margin percentage for the second quarter of 2026 was 71%, compared to 70% in the second quarter of 2025.

Aftermarket Services

For the second quarter of 2026, aftermarket services segment revenue totaled $42.0 million, compared to $64.8 million in the second quarter of 2025, primarily reflecting lower parts sales due to the absence of non-recurring sales of overhauled engines that benefited the prior-year quarter and reduced customer demand for major maintenance service activity, which did not experience the typical mid-year seasonal uptick. Adjusted gross margin for the second quarter of 2026 was $9.9 million, compared to $14.9 million in the second quarter of 2025. Adjusted gross margin percentage for the second quarter of 2026 was 24%, compared to 23% for the second quarter of 2025.

Balance Sheet

Long-term debt was $2.3 billion, and our available liquidity totaled $631 million at June 30, 2026. Our leverage ratio was 2.6x as of June 30, 2026, down from 3.3x as of June 30, 2025.

On April 1, 2026, we repurchased our 2028 Notes. The 2028 Notes were redeemed at 100% of their $800.0 million aggregate principal amount plus accrued and unpaid interest of approximately $25.0 million with borrowings under our $1.5 billion asset-based revolving credit facility due May 2028. We recorded a debt extinguishment gain of $0.7 million related to unamortized debt premium during the second quarter of 2026, partially offset by unamortized issuance costs.

Shareholder Returns

Quarterly Dividend

Our Board of Directors recently declared a quarterly dividend of $0.23 per share of common stock, or $0.92 per share on an annualized basis, approximately 10% higher compared to the second quarter of 2025. Dividend coverage in the second quarter of 2026 was 3.1x. The second quarter 2026 dividend will be paid on August 11, 2026 to stockholders of record at the close of business on August 4, 2026.

Share Repurchase Program

We did not repurchase any outstanding shares during the second quarter of 2026. The share repurchase program had an available capacity of $113.2 million as of June 30, 2026.

Since the inception of the Share Repurchase Program in April 2023 and through June 30, 2026, we have repurchased 4,632,263 shares of common stock at an average price of $20.91 per share for an aggregate of $96.9 million.

2026 Annual Guidance

Archrock is providing updated annual guidance as listed below. The updated 2026 Adjusted EBITDA guidance primarily reflects changes in certain assumptions, including an increase in contract compression make-ready costs to put idle equipment back to work, anticipated second-half lube oil cost pressure, reduced customer demand for aftermarket services, which did not experience the typical mid-year seasonal uptick, and higher SG&A expense due to higher long-term incentive compensation primarily driven by stock price increases. All figures are in thousands, except percentages and ratios:

	Full Year 2026 Guidance
	Low	High
Net income (1) (2)	$290,750	$310,750
Adjusted EBITDA (3)	865,000	885,000
Cash available for dividend (4) (5)	566,000	566,000

Segment
Contract operations revenue	$1,325,000	$1,335,000
Contract operations adjusted gross margin percentage (3)	71.0%	71.5%
Aftermarket services revenue	$175,000	$185,000
Aftermarket services adjusted gross margin percentage (3)	21.5%	22.0%

Selling, general and administrative	$153,000	$150,000

Capital expenditures
Growth capital expenditures	$250,000	$275,000
Maintenance capital expenditures	125,000	135,000
Other capital expenditures	25,000	35,000

(1)	2026 annual guidance for net income includes $10.1 million of long-lived and other asset impairment as of June 30, 2026, but does not include the impact of long-lived and other asset impairment because due to its nature, it cannot be accurately forecasted. Long-lived and other asset impairment does not impact Adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived and other asset impairment for the years 2025 and 2024 was $18.3 million and $10.7 million, respectively.
(2)	Reflects an estimate of expenses incurred related to the acquisitions of Total Operations and Production Services, LLC (“TOPS”) and Natural Gas Compression Systems, Inc. and NGCSE, Inc. (“NGCS”).
(3)	Management believes Adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(4)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(5)	A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $(58.9) million and $(25.8) million for the years 2025 and 2024, respectively.

Summary Metrics

(in thousands, except percentages and ratios)

	Three Months Ended
	June 30,		March 31,		June 30,
	2026		2026		2025
Net income	$66,720		$73,794		$63,420
Adjusted net income (1)	$66,535		$74,372		$68,374
Adjusted EBITDA (1)	$212,626		$220,993		$212,678

Contract operations revenue	$329,260		$330,880		$318,327
Contract operations adjusted gross margin	$234,588		$237,609		$222,175
Contract operations adjusted gross margin percentage	71%		72%		70%

Aftermarket services revenue	$41,978		$42,887		$64,825
Aftermarket services adjusted gross margin	$9,924		$9,814		$14,939
Aftermarket services adjusted gross margin percentage	24%		23%		23%

Selling, general, and administrative	$39,641		$45,231		$36,244

Net cash provided by operating activities	$160,782		$185,853		$127,471
Cash available for dividend(1)	$127,184		$134,067		$125,055
Cash available for dividend coverage (2)	3.1	x	3.5	x	3.4	x

Adjusted free cash flow (1) (3)	$66,990		$91,902		$(250,195)
Adjusted free cash flow after dividend (1) (3)	$28,366		$51,995		$(283,815)

Total available horsepower (at period end) (4)	4,784		4,765		4,843
Total operating horsepower (at period end) (5)	4,516		4,528		4,651
Horsepower utilization spot (at period end) (6)	94.4%		95.0%		96.0%

(1)	Management believes adjusted net income, adjusted EBITDA, cash available for dividend, adjusted free cash flow and adjusted free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2)	Defined as cash available for dividend divided by dividends declared for the period.
(3)	Reflects $296.6 million cash paid in the NGCS acquisition, net of cash acquired, during the three months ended June 30, 2025.
(4)	Defined as idle and operating horsepower and includes new compressor units completed by a third-party manufacturer that have been delivered to us.
(5)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(6)	Defined as total operating horsepower divided by total available horsepower at period end.

Conference Call Details

Archrock will host a conference call on August 5, 2026, to discuss second quarter 2026 financial results. The call will begin at 8:30 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1 (833) 461-5787 in the United States or 1 (585) 542-9983 for international calls. The meeting ID is 670342078.

A replay of the webcast will be available on Archrock’s website for 90 days following the event.

The company may from time to time publish additional materials for investors at the same website address.

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Adjusted net income, a non-GAAP measure, is defined as net income excluding restructuring charges, transaction-related costs and debt extinguishment gain adjusted for income taxes. A reconciliation of net income, the most directly comparable GAAP measure, to adjusted net income, and a reconciliation of basic and diluted earnings per common share, the most directly comparable GAAP measure, to adjusted basic and diluted earnings per share, appear below.

Adjusted EBITDA, a non-GAAP measure, is defined as net income excluding interest expense, provision for income taxes, depreciation and amortization, long-lived and other asset impairment, restructuring charges, debt extinguishment gain, transaction-related costs, non-cash stock-based compensation expense, amortization of capitalized implementation costs and other items. A reconciliation of net income, the most directly comparable GAAP measure, to adjusted EBITDA, and a reconciliation of our full year 2026 net income to adjusted EBITDA guidance, appear below.

Adjusted gross margin, a non-GAAP measure, is defined as total revenue less cost of sales, excluding depreciation and amortization. Adjusted gross margin percentage, a non-GAAP measure, is defined as adjusted gross margin divided by revenue. A reconciliation of net income to adjusted gross margin, and a reconciliation of gross margin, the most directly comparable GAAP measure, to adjusted gross margin and adjusted gross margin percentage, appear below.

Cash available for dividend, a non-GAAP measure, is defined as net income excluding interest expense, provision for income taxes, depreciation and amortization, long-lived and other asset impairment, restructuring charges, debt extinguishment gain, transaction-related costs, non-cash stock-based compensation expense, amortization of capitalized implementation costs and other items, less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of net income and net cash provided by operating activities, the most directly comparable GAAP measures, to cash available for dividend, and a reconciliation of our full year 2026 net income to cash available for dividend guidance, appear below.

Adjusted free cash flow, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash used in investing activities. A reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to adjusted free cash flow, appears below.

Adjusted free cash flow after dividend, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash used in investing activities less dividends paid to stockholders. A reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to adjusted free cash flow after dividend, appears below.

About Archrock

Archrock is an energy infrastructure company with a primary focus on midstream natural gas compression and a commitment to helping its customers produce, compress and transport natural gas in a safe and environmentally responsible way. Headquartered in Houston, Texas, Archrock is a premier provider of natural gas compression services to customers in the energy industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment. For more information on how Archrock embodies its purpose, WE POWER A CLEANER AMERICA®, visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock. Forward-looking information includes, but is not limited to statements regarding: guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic, geopolitical and market conditions and trends; Archrock’s operational and financial strategies, including planned growth, coverage and leverage reduction strategies, Archrock’s ability to successfully effect those strategies, and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: risks related to macroeconomic conditions, including an increase in inflation and trade tensions; pandemics and other public health crises; ongoing international conflicts and tensions; risks related to our operations; competitive pressures; risks of acquisitions or mergers to reduce our ability to make distributions to our common stockholders; inability to make acquisitions on economically acceptable terms; inability to achieve the expected benefits of the acquisition of Natural Gas Compression Systems, Inc. and NGCSE, Inc. (collectively, “NGCS”) and difficulties integrating NGCS; risks related to our sustainability initiatives; uncertainty to pay dividends in the future; risks related to a substantial amount of debt and our debt agreements; inability to access the capital and credit markets or borrow on affordable terms to obtain additional capital; inability to fund purchases of additional compression equipment; vulnerability to interest rate increases and fluctuations; erosion of the financial condition of our customers; risks related to the loss of our most significant customers; uncertainty of the renewals for our contract operations service agreements; risks related to losing management or operational personnel; dependence on particular suppliers and vulnerability to product shortages and price increases; information technology and cybersecurity risks; tax-related risks; legal and regulatory risks, including climate-related and environmental, social and governance risks.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2025, Archrock’s Quarterly Reports on Form 10-Q and as set forth from time to time in Archrock’s filings with the Securities and Exchange Commission. These filings are available online at www.sec.gov and www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Megan Repine

VP of Investor Relations

281-836-8360

investor.relations@archrock.com

Archrock, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2026	2026	2025
Revenue:
Contract operations	$329,260	$330,880	$318,327
Aftermarket services	41,978	42,887	64,825
Total revenue	371,238	373,767	383,152

Cost of sales, exclusive of depreciation and amortization
Contract operations	94,672	93,271	96,152
Aftermarket services	32,054	33,073	49,886
Total cost of sales, exclusive of depreciation and amortization	126,726	126,344	146,038

Selling, general and administrative	39,641	45,231	36,244
Depreciation and amortization	71,478	69,734	63,139
Long-lived and other asset impairment	4,881	5,259	10,847
Restructuring charges	125	136	144
Debt extinguishment gain	(687)	—	—
Interest expense	37,016	39,510	41,711
Transaction-related costs	328	596	6,127
Gain on sale of assets, net	(297)	(10,116)	(4,297)
Other income, net	(967)	(605)	(2,841)
Income before income taxes	92,994	97,678	86,040
Provision for income taxes	25,821	23,404	22,433
Income before equity in net loss of unconsolidated affiliate	67,173	74,274	63,607
Equity in net loss of unconsolidated affiliate	453	480	187
Net income	$66,720	$73,794	$63,420

Basic and diluted earnings per common share (1)	$0.38	$0.41	$0.36

Weighted-average common shares outstanding:
Basic	174,410	174,084	175,007
Diluted	174,744	174,496	175,264

(1)	Basic and diluted earnings per common share is computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted earnings per common share.

Archrock, Inc.

Unaudited Supplemental Information

(in thousands, except percentages, per share amounts and ratios)

Three Months Ended
June 30,	March 31,	June 30,
2026	2026	2025
Revenue:
Contract operations	$329,260	$330,880	$318,327
Aftermarket services	41,978	42,887	64,825
Total revenue	$371,238	$373,767	$383,152

Adjusted gross margin:
Contract operations	$234,588	$237,609	$222,175
Aftermarket services	9,924	9,814	14,939
Total adjusted gross margin (1)	$244,512	$247,423	$237,114

Adjusted gross margin percentage:
Contract operations	71%	72%	70%
Aftermarket services	24%	23%	23%
Total adjusted gross margin percentage (1)	66%	66%	62%

Selling, general and administrative	$39,641	$45,231	$36,244
% of revenue	11%	12%	9%

Adjusted EBITDA (1)	$212,626	$220,993	$212,678
% of revenue	57%	59%	56%

Capital expenditures	$97,964	$113,484	$111,462
Proceeds from sale of property, equipment and other assets	(4,062)	(21,301)	(28,589)
Net capital expenditures	$93,902	$92,183	$82,873

Total available horsepower (at period end) (2)	4,784	4,765	4,843
Total operating horsepower (at period end) (3)	4,516	4,528	4,651
Average operating horsepower	4,514	4,553	4,467
Horsepower utilization:
Spot (at period end) (4)	94.4%	95.0%	96.0%
Average (4)	94.4%	95.3%	96.0%

Dividend declared for the period per share	$0.230	$0.220	$0.210
Dividend declared for the period to all stockholders	$40,471	$38,729	$37,155
Cash available for dividend coverage (5)	3.1	x	3.5	x	3.4	x

Adjusted free cash flow (1) (6)	$66,990	$91,902	$(250,195)
Adjusted free cash flow after dividend (1) (6)	$28,366	$51,995	$(283,815)

(1) Management believes adjusted gross margin, adjusted EBITDA, adjusted gross margin percentage, adjusted free cash flow and adjusted free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2) Defined as idle and operating horsepower and includes new compressor units completed by a third-party manufacturer that have been delivered to us.
(3) Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4) Defined as total operating horsepower divided by total available horsepower at period end (spot) or over time (average).
(5) Defined as cash available for dividend divided by dividends declared for the period.
(6) Reflects $296.6 million cash paid in the NGCS acquisition, net of cash acquired, during the three months ended June 30, 2025.

	June 30,	March 31,	June 30,
	2026	2026	2025
Balance Sheet
Long-term debt (1)	$2,347,810	$2,379,028	$2,613,082
Total equity	1,552,105	1,518,002	1,408,440

(1)	Carrying values are shown net of unamortized premium and deferred financing costs.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted Net Income and Earnings Per Share to Adjusted Earnings Per Share

(in thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2026	2026	2025
Net income	$66,720	$73,794	$63,420
Restructuring charges	125	136	144
Transaction-related costs	328	596	6,127
Debt extinguishment gain	(687)	—	—
Tax effect of adjustments (1)	49	(154)	(1,317)
Adjusted net income (2)	$66,535	$74,372	$68,374

Weighted-average common shares outstanding:
Basic	174,410	174,084	175,007
Diluted	174,744	174,496	175,264

Basic and diluted earnings per common share (3)	$0.38	$0.41	$0.36

Restructuring charges per share	$0.00	$0.00	$0.00
Transaction-related costs per share	0.01	0.01	0.04
Debt extinguishment gain per share	(0.01)	—	—
Tax effect of adjustments per share	0.00	(0.00)	(0.01)
Adjusted basic and diluted earnings per common share (2)	$0.38	$0.42	$0.39

(1) Represents an estimated tax effect of restructuring charges, transaction-related costs and debt extinguishment gain based on the federal statutory tax rate of 21%.
(2) Management believes adjusted net income and adjusted earnings per share provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review our current period operating performance, comparability measure and performance measure for period-to-period comparisons without burdened earnings and earnings per share for non-recurring transactional costs.
(3) Basic and diluted earnings per common share is computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted earnings per common share.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Adjusted Gross Margin

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2026	2026	2025
Net income	$66,720	$73,794	$63,420
Depreciation and amortization	71,478	69,734	63,139
Long-lived and other asset impairment	4,881	5,259	10,847
Restructuring charges	125	136	144
Debt extinguishment gain	(687)	—	—
Interest expense	37,016	39,510	41,711
Transaction-related costs	328	596	6,127
Stock-based compensation expense	5,507	6,811	4,085
Amortization of capitalized implementation costs	1,015	1,030	818
Indemnification (income) expense, net	(31)	239	(233)
Provision for income taxes	25,821	23,404	22,433
Equity in net loss of unconsolidated affiliate	453	480	187
Adjusted EBITDA (1)	212,626	220,993	212,678
Selling, general and administrative	39,641	45,231	36,244
Stock-based compensation expense	(5,507)	(6,811)	(4,085)
Amortization of capitalized implementation costs	(1,015)	(1,030)	(818)
Indemnification income (expense), net	31	(239)	233
Gain on sale of assets, net	(297)	(10,116)	(4,297)
Other income, net	(967)	(605)	(2,841)
Adjusted gross margin (1)	$244,512	$247,423	$237,114

(1)	Management believes adjusted EBITDA and adjusted gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Gross Margin and Gross Margin Percentage to

Adjusted Gross Margin and Adjusted Gross Margin Percentage

(in thousands)

	Three Months Ended
	June 30,		March 31,		June 30,
	2026		2026		2025
Total revenues	$371,238		$373,767		$383,152
Cost of sales, exclusive of depreciation and amortization	(126,726)		(126,344)		(146,038)
Depreciation and amortization	(71,478)		(69,734)		(63,139)
Gross margin and gross margin percentage	173,034	47%	177,689	48%	173,975	45%
Depreciation and amortization	71,478		69,734		63,139
Adjusted gross margin and adjusted gross margin percentage (1)	$244,512	66%	$247,423	66%	$237,114	62%

(1)	Management believes adjusted gross margin and adjusted gross margin percentage provide useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2026	2026	2025
Net income	$66,720	$73,794	$63,420
Depreciation and amortization	71,478	69,734	63,139
Long-lived and other asset impairment	4,881	5,259	10,847
Restructuring charges	125	136	144
Debt extinguishment gain	(687)	—	—
Interest expense	37,016	39,510	41,711
Transaction-related costs	328	596	6,127
Stock-based compensation expense	5,507	6,811	4,085
Amortization of capitalized implementation costs	1,015	1,030	818
Indemnification (income) expense, net	(31)	239	(233)
Provision for income taxes	25,821	23,404	22,433
Equity in net loss of unconsolidated affiliate	453	480	187
Adjusted EBITDA (1)	212,626	220,993	212,678
Less: Maintenance capital expenditures	(39,413)	(34,047)	(32,413)
Less: Other capital expenditures	(7,612)	(14,523)	(11,707)
Less: Cash tax payment	(2,829)	(70)	(2,853)
Less: Cash interest expense	(35,588)	(38,286)	(40,650)
Cash available for dividend (2)	$127,184	$134,067	$125,055

(1)	Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(2)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Cash Provided by Operating Activities to Cash Available for Dividend

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2026	2026	2025
Net cash provided by operating activities	$160,782	$185,853	$127,471
Inventory write-downs	(70)	(93)	(280)
Benefit from (provision for) credit losses	(109)	24	(71)
Gain on sale of assets, net	297	10,116	4,297
Current income tax benefit	995	959	2,155
Cash tax payment	(2,829)	(70)	(2,853)
Amortization of operating lease ROU assets	(1,225)	(1,156)	(1,080)
Amortization of contract costs	(4,864)	(4,923)	(5,615)
Deferred revenue recognized in earnings	5,096	6,260	4,039
Indemnification (income) expense, net	(31)	239	(233)
Cash restructuring charges	125	136	144
Cash transaction-related costs	328	596	6,127
Time-based cash or equity settled units settled as equity	—	(2,713)	—
Changes in assets and liabilities	15,714	(12,591)	35,074
Maintenance capital expenditures	(39,413)	(34,047)	(32,413)
Other capital expenditures	(7,612)	(14,523)	(11,707)
Cash available for dividend (1)	$127,184	$134,067	$125,055

(1)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Cash Provided By Operating Activities to Adjusted Free Cash Flow

and Adjusted Free Cash Flow After Dividend

(in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2026	2026	2025
Net cash provided by operating activities	$160,782	$185,853	$127,471
Net cash used in investing activities (1)	(93,792)	(93,951)	(377,666)
Adjusted free cash flow (1) (2)	66,990	91,902	(250,195)
Dividends paid to stockholders	(38,624)	(39,907)	(33,620)
Adjusted free cash flow after dividend (1) (2)	$28,366	$51,995	$(283,815)

(1)	Reflects $296.6 million cash paid in the NGCS acquisition, net of cash acquired, during the three months ended June 30, 2025.
(2)	Management believes adjusted free cash flow and adjusted free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend Guidance

(in thousands)

	Annual Guidance Range
	2026
	Low	High
Net income (1)	$290,750	$310,750
Interest expense	150,000	150,000
Provision for income taxes	103,000	103,000
Depreciation and amortization	283,000	283,000
Restructuring charges	250	250
Stock-based compensation expense	22,000	22,000
Long-lived and other asset impairment	10,100	10,100
Amortization of capitalized implementation costs	4,000	4,000
Debt extinguishment gain	(700)	(700)
Transaction-related costs (2)	1,400	1,400
Equity in net loss of unconsolidated affiliate	1,000	1,000
Indemnification income, net	200	200
Adjusted EBITDA (2) (3)	865,000	885,000
Less: Maintenance capital expenditures	125,000	135,000
Less: Other capital expenditures	25,000	35,000
Less: Cash tax expense	4,000	4,000
Less: Cash interest expense	145,000	145,000
Cash available for dividend (4) (5)	$566,000	$566,000

(1) 2026 annual guidance for net income includes $10.1 million of long-lived and other asset impairment as of June 30, 2026, but does not include the impact of long-lived and other asset impairment because due to its nature, it cannot be accurately forecasted. Long-lived and other asset impairment does not impact Adjusted EBITDA or cash available for dividend; however, it is a reconciling item between these measures and net income. Long-lived and other asset impairment for the years 2025 and 2024 was $18.3 million and $10.7 million, respectively.
(2) Reflects an estimate of expenses to be incurred related to the TOPS and NGCS acquisitions.
(3) Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(4) Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(5) A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $(58.9) million and $(25.8) million for the years 2025 and 2024, respectively.